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Exhibit 10.20

CONSULTING AGREEMENT

    This agreement is made as of this 31 day of December 2000, by and between the following:

    Zeros & Ones, mc, hereinafter referred to as the "Company" and William Burnsed, hereinafter referred to as the "Consultant."

    1.  Engagement:  The Company hereby agrees to use Consultant, and Consultant hereby agrees to work for the Company, on the following terms, as and in the capacity of Consultant to the Company. Consultant's duties shall include only those specified herein during the express term of this Agreement. Consultant shall not be an employee of the Company nor shall he be entitled to any benefits extended to Company employees. Consultant shall have no duties or responsibilities, other than those expressly set forth herein. Specified work for Consultant is as follows:

  *Provide business development services for the Company
  *Conduct market studies for the Company

    2.  Term:  The term of this Agreement and the employment thereunder shall be effective December 31, 2000 and continue through June 30, 2001.

    3.  Compensation:  The Company shall pay Consultant $13,000 per month, for the term of the contract, payable on execution for December and on the 1st of each month thereafter. The services may be provided at any location appropriate for adequate performance of assigned work, except that it shall not be required to be at the Company offices. The Company is required to pay Consultant, whether or not the Company uses Consultant's services each month, if Consultant is available to perform services.

    4.  Quarterly Review:  Consultant shall be subject to a performance review at the end of the 6 month term hereof and any extension of the contract shall be subject to this review and must be agreed to by both parties, including the terms thereof.

    5.  No Withholding/Indemnity:  Payments hereunder shall not be subject to withholding and other applicable taxes. Consultant shall be solely responsible for all taxes, as provided by law. In addition, Consultant shall not be entitled to any benefits. Consultant hereby agrees to and does indemnify the Company and holds it harmless from any liability for payment and withholding of any such taxes.

    6.  Expenses:  The Company agrees to reimburse Consultant for any reasonable expenses incurred by Consultant in connection with performance of services for the Company under this Agreement, subject to the Company's prior approval and review of the expenses. Consultant agrees to retain receipts for any such expenses and to comply with the Company's regular policies in connection with reimbursement.

    7.  Other Arrangements Not Affected:  The Company and Consultant agree that the Consultants other positions with the Company and contractual or other arrangements with the Company shall not be affected hereby. The Company acknowledges that Consultant currently owns 1,500,000 valid shares of common stock in the Company and nothing in this Agreement shall affect his stock ownership in any way.

    8.  Notices:  Any notices to be given under this Agreement shall be in writing and shall be sent by certified mail.

    9.  Waiver Of Breach:  Waiver or failure by either party to enforce any breach of this Agreement shall not constitute, nor shall it be construed as a waiver of any subsequent breach or any breach of any other term or provision of this Agreement. No waiver or relinquishment of any right by either party in or arising from this Agreement shall be valid unless in writing and signed by both parties.

    10.  Assignment:  Consultant agrees and acknowledges that the services to be rendered by Consultant under this Agreement are unique and personal and that Consultant may not assign any of his rights and duties and obligations under the Agreement or delegate any of them. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

    11.  Entire Agreement:  This Agreement contains the entire agreement and understanding of the parties. This Agreement may only be changed in writing signed by the parties. It shall not be interpreted against either party and was subject to full negotiation by the parties. Each party has consulted counsel as to the terms hereof. Each is free to enter into the Agreement and has not previously assigned any rights herein affected.

    12.  Governing Law:  The laws of the State of California shall govern this Agreement and any transactions under it. Venue and jurisdiction for any dispute under this Agreement shall be Los Angeles County, California.

    13.  Facsimile Signatures and Counterparts:  The parties agree that they may execute this Agreement in counterparts, that facsimile signatures are acceptable and binding, and that a copy of the fully executed agreement may be used and treated as an original.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 31 day of December 2000.

ZEROS & ONES, INC.
/s/ ROBERT J. HOLTZ Robert J. Holtz Chairman & CEO
CONSULTANT
/s/ WILLIAM BURNSED William Burnsed

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  Exhibit 10.20
CONSULTING AGREEMENT